American Weekend Entertainment

Bloomberg estimates Gen Z to be worth $360 billion. Music Daily is a transformative platform that connects brand marketers with Gen Z through their passion for music and pop culture.



Invest

$106.40 minimum investment

DEADLINE: March 29, 2024
in 2 months

SHARE PRICE
$7.60

TOTAL RAISED
$11,864

VALUATION
$10,018,183

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

American Weekend Entertainment was founded by esteemed entertainment, technology, and digital executives with a pulse on music and Gen Z culture, connecting bands with brands and fans.

Our powerful creator platform empowers Gen Zs to produce new culturally innovative content behind the scenes, in front of and behind the lens for maximum authenticity and relatability.

We distribute this content through Music Daily®, our trademarked omnichannel network for Gen Zs to explore music, lifestyle, and trends that shape their world, from the eyes and ears of fellow Gen Zs.

It is our belief that by empowering Gen Z creators, storytellers, and influencers, Music Daily can become the premier provider for brand marketers eager to reach Gen Z at scale.

> ***"With over 60,000 new tracks added to Spotify daily, our mission is clear... to help music fans discover artists that they will love while connecting brands with those bands. Creating mutually rewarding music partnerships is a win-win for us."***
>
> – Mel Adler
> President of American Weekend Entertainment

HIGHLIGHTS

- **Renowned** entertainment, technology, marketing, and production team
- **Over $1M** in content and platform development
- **Registered Trademarks** #5047214, #5047213
- **Recruiting** over 55 college, 6 High School creators each trimester
- **Weekly Content:** 30-35 written editorials, 21 video segments, 20 social posts, 3 podcasts (English & Spanish)
- **Distribution:** Web, Mobile Web, Mobile App, Social, Audio, and Linear Television platforms

TEAM



Mel Adler

President

An accomplished media entertainment executive with over thirty years' experience, Mel has developed many innovative marketing programs for Fortune 100 brands including Microsoft, Mercedes, L'Oreal, Dell, Chase, Citi, and Kraft while at media companies like CBS Interactive Music, National Lampoon, Tribune and Clear Channel Interactive (iHeart) where he developed and produced the JingleBall live stream concert series.



Kevin Conroy

Distribution

Kevin is an award-winning media and technology innovator, board member, advisor, entrepreneur, and investor. He has held a range of global, operational, strategic, entrepreneurial, and intrapreneurial roles for major media and entertainment corporations including CBS, Fox, Bertelsmann, AOL, Univision, and MGM Studios. With an extensive background in content, media, and technology, Kevin is consistently at the leading edge of innovation creating enterprise value and accelerated growth for early stage and high-growth new companies.



Marc Montoya
Chief Revenue Officer

With over three decades in the competitive world of digital media, Marc has held executive positions at such prominent companies as Nexstar Media Group, Match.com, AOL, Yahoo! Belo Broadcasting and Broadcast.com where he ran Business Development for renowned ‘Shark’, Mark Cuban. Marc’s ability to anticipate trends and innovate has enabled him to transform businesses through the power of digital and traditional broadcast video.



Dave Santaniello
Brand & Label Partnerships

With 25 years at Sony Music Group, Dave is widely regarded as the forefather of “Brand Partnerships”, creating integrated music partnerships with brands since 1987. More recently, Dave was Head of Music at United Entertainment Group/Edelman. His unique perspective from both the brand and music side can help each connect with their respective audiences by creating and executing breakthrough marketing campaigns.



Lindsay Calabrese
Influencer Marketing

An accomplished global marketing veteran, Lindsay has led award winning influencer marketing strategy and long-term creator programs, tactics and executions for some of the biggest brands in the world. With over 12 years experience, she was named Social Media's Rising Star in the Events Industry by Event Solutions and one of the top 42 Most Passionate Business Women on Twitter by Huffington Post.



Eddie Dombrower
Technology

An experienced digital executive skilled in strategy, UX/UI software development, and E-commerce, Eddie has helped create pioneering products and businesses for over a dozen startups as well as well-known brands including Atari, Activision, The Jim Henson Company, Electronic Arts, Mattel, E*TRADE, Match.com, IAC, AT&T Wireless, and Healthgrades.



Jennifer Phelps

Operations

A persuasive and passionate entertainment executive, Jennifer has an extensive career at companies including Polygram Records (Universal), Columbia House (Sony), and 20th Century Television. Skilled in contract negotiation with power brokers, artists and management, Jennifer was Managing Director at Sound Image where she worked with major media outlets like HBO, MLB, NFL Films, Hallmark, Lifetime and MTV Networks.



Gene Sicard

Video Production

Beginning as a producer, composer and arranger for Atlantic Records, Gene then founded several video production firms specializing in major advertising and corporate clients. His musical training and experience provided him with a finely tuned ear and great directorial expertise, which is reflected in his craftsmanship. Gene has a recognized style featuring strong creativity, high energy, and an emphasis on intricate production techniques.



Kevin Twitchell

Innovation

Emmy-nominated producer with over 20 years of experience in the media and entertainment industry. Board advisor to DataArt (Global IT Consultants) in the Media and Entertainment practice, focusing on the music and sports betting industry. Previously held Leadership roles at Universal Music Group, Warner Music Group, Sony Music, and Cinedigm. Principal Partner at TCO Advisors consulting group and Co-founder of Wonderama Holding LLC, producing a multi-platform syndicated TV show for kids currently with over 150 episodes in Global syndication.



Alan Wallace

Communications

Alan was the co-founder of iAgency, the first public relations, internet marketing and advertising firm created for the Internet. His clients have included Capital Records, Universal Studios, Warner Bros. Online and the Writers Guild of America, West. He was also with Live365 when the company introduced the very first wireless Internet radio. Alan is focused on entertainment and tech and is passionate about connecting solutions and customers.



Rob Dixter

Executive Producer

Rob has an extensive career in both linear and digital television and publishing as well as audio. Rob got his start at MTV ultimately becoming the show-runner for Total Request Live (TRL). Following a seven year stint at MTV, he built and launched the digital video team at Fuse TV. Another six later, he was tasked to be the Managing Editor and run the production department at Sinclair Broadcast's Circa.com, a digital news service targeting Millennials. Finally running all video and podcasts for Us Weekly and Men's Journal.



David Young

Finance

David has over 25 years of finance and investment management experience. An entrepreneur at heart, David founded three successful startups and knows what it takes to build a winning company based on value. Smith Barney, AT&T Wireless, UBS, and Drugstore.com are a few recognized companies in his background.





Dawna Smith

Human Resources

With a Magna Cum Laude Degree in Applied Sciences and a Cum Laude degree in Business Administration, Dawna runs a team of HR specialists that recruit, contract, onboard, and maintain legal compliance for all AWE departments. She is expecting her Master's Degree in Business Administration with Certification in Human Resources, Summa Cum Laude.

Carson Coldiron

Digital Marketing

Carson brings an unbeatable combination of experience and creativity to his critical role of directing our Social and digital marketing team. A seasoned marketing leader, Carson has significant agency and real-world experience that serves to maximize the effectiveness of our digital and traditional marketing tools to increase audience and engagement across all channels.

PROBLEM

- With an estimated buying power of $360 billion in the United States alone, **Gen Z is one of the largest, most socially connected and diverse generations in history**.
- As one of the first generations of digital natives, they are marketing intolerant and blur the lines between **content consumption and content creation**.
- **Brands can no longer just advertise to Gen Z**, they must lean into their social expertise, grab their attention, and co-create with them to be rewarded.



SOLUTION

American Weekend Entertainment has developed a unique platform that is designed to capitalize on Gen Z's passion for music and their creator-consumer culture.

Music Daily® recruits and empowers Gen Z creators to produce authentic, micro-targeted content and distributes it across multiple media channels, worldwide.

Music Daily's Audience Network is designed to monetize this content through distribution and marketing partners to create lifelong brand affinities with Gen Z consumers.


Gen Z Connections
100 Colleges & Universities
NYC Board of Ed - High Schools
P2P reach
Partners
SHE Media (PMC)
Wonderama TV*
Ticketmaster
VividSeats
Google News
SmartNews
Microsoft Start
NYC Board of Education
Revolver Podcasts
The "Factory" Teams
HR – Recruitment & Compliance
Content – Curation and Programming
Editorial – Written Word
Production – Shortform Video
Marketing – Social, PR, Graphics
Management - 12 Seasoned Executives
awe
Weekly Content
30-35 editorials
22 video segments
10-15 Social posts
2-4 Podcasts
1-2 television segments
Platforms & Channels
Responsive Website - https://musicdaily.com
Mobile App - Apple & Google Play Compliant
Social: (@musicdailynow) TikTok, Instagram,X
Facebook, YouTube, LinkedIn, Threads
Podcasts - All Channels
Linear TV* – sponsored segments
Branded Integrations

Partners Include:

- SHE Media (Penske Media Corporation)
- Ticketmaster
- VividSeats
- Google News
- Microsoft Start
- Wonderama Television (116 markets)
- Revolver Podcasts
  – Spotify, Google, Apple, iHeart, Pandora, Samsung, SiriusXM, Deezer
- NYC Board of Education
- Bonbon Technologies

Press:

- **PRWeb**
  Announcing Music Daily – the One-Stop Music Site That Won't Follow the Rules
- **AP News**
  American Weekend Entertainment Partners With reVolver Podcasts to Distribute Music Daily®
- **Yahoo! Finance**
  Music Daily Announces the Launch of Its Innovative Mobile App
- **PRNewswire**
  American Weekend Entertainment Teams With Netcapital For Capital Raise

BUSINESS MODEL

Music Daily is built to provide marketing partners with "360 Degree Access" to Gen Zs through their passion for music and pop culture.

Revenue plans to be generated across eight main channels:


Digital Advertising
Influencer Marketing
Sponsorships
Mobile App
Syndicated Content
Recruitment
Merchandise
Audience Data

Our Plan

Year 1	Year 2	Year 3
•Grow sponsor & partner networks	•Increase sponsor sales and channels	•Complete Syndication network
•Leverage AI to expand beyond English	•Launch FAST channel	•Launch 2nd FAST channel
•Distribute Music Daily Worldwide	•Explore CTV/OTT audience	•Increase video capabilities
•Expand content to include GenZ affinities for fashion, movies, gaming, etc.	•Expand syndication network	•Increase direct brand sales
•Stress test infrastructure	•Expand Sponsorship base	•Cash flow positive
•Prove value proposition to customers	•Expand programming to include livestreams, e-commerce, branded content	
•Build out long form programming	•Cash flow neutral	
•Develop FAST launch marketing campaign		
•Sponsor direct pre-sale (branded content)		
•Soft launch FAST channel		
•Explore Series A raise		

MARKET

Currently aged 13 to 25, **by 2025, Gen Zs are expected to reach 29% of our population**. Children when social media came to the forefront and smartphones were introduced, GenZs navigate the world with their phones consulting their online and offline network of friends.



US Gen Z and Total Population, 2023
% of total
Seniors 5%
Baby boomers 21%
Gen Z 20%
Gen X 19%
Children 13%
Millennials 22%
Population, by generation
Adult 58%
Younger 42%
Younger vs. adult Gen Z
Note: ages 0-100; children=born after 2012; Gen Z=1997-2012; younger Gen Z are ages 11-17, adult Gen Z are ages 18-26; millennials=1981-1996; Gen X=1965-1980; baby boomers=1946-1964; seniors=1928-1945; numbers may not add up to 100% due to rounding
Source: US Census Bureau, "US Population Projections: 2017-2060"; Insider Intelligence calculations, January 12, 2023
279866
eMarketer | InsiderIntelligence.com

The mobile entertainment market size was valued at USD 108.4 billion in 2022 and is expected to grow at a CAGR of 8.30% from 2022 to 2033.



Mobile Entertainment Market Growth 2022-2033
Sales Value (USD in Billion)
Sales Value (USD in Billion)
300
200
100
0
108.4
117.39
127.14
137.69
149.12
161.49
174.9
189.42
205.14
222.16
240.61
260.58
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
Year

We believe brands are shifting their advertising spend to reach the elusive Gen Z market and are looking for unique and engaging platforms like Music Daily to do so.


US Digital Ad Spending (2017-2027)
Ad Spend in Billion USD
$500
$400
$300
$200
$100
$0
$89.6
$114.1
$137.7
$165.0
$218.0
$261.1
$297.4
$333.6
$369.4
$404.8
$440.3
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
Source: Statista
OBERLO

USE OF PROCEEDS

If the offering's maximum amount of $1,235,000 is raised:

Use	Value	% of Proceeds
Compensation for managers	$240,000	19.4%
Netcapital Cost	$5,000	0.4%
Accounting Fees	$15,200	1.2%
Key Employees	$358,285	29.0%
Benefits	$41,000	3.3%
Marketing & Promotion	$200,000	16.2%
TV Video Production	$250,000	20.2%
IT & Web Support	$40,000	3.2%
AI Development	$25,000	2.0%
Intermediary fees	$60,515	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in American Weekend Entertainment, Inc.. This offering must raise at least $10,000 by March 29, 2024 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. American Weekend Entertainment may issue additional securities to raise up to $1,235,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

1,480,682 shares
× $7.60 per share

$11,253,183 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on October 31, 2023
- Form C/A on November 9, 2023
- Form C/A on December 22, 2023

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

Jan 3, 2024	Music Daily And VideoElephant Partner For...
Jan 3, 2024	KEVIN CONROY JOINS MUSIC DAILY AND AMERICAN...
Dec 22, 2023	Filed Form C/A
Nov 9, 2023	Filed Form C/A
Oct 31, 2023	Primary offering of 162,500 shares at $7.60
Oct 31, 2023	Filed Form C

ASK A QUESTION

Proofread your comment before submitting: once it's posted, you can't edit or delete it. For the fastest help with the web site, email help@netcapital.com instead of commenting.

Type your question or comment here

Post

Looking to raise capital?
We can help turn your friends, family and customers into investors.

Learn more

Interested in more investment opportunities?
Browse all offerings currently available.

See more

hello@netcapital.com
+1 (617)-231-9270